Exhibit 4.1

EXECUTION

FIRST SUPPLEMENTAL INDENTURE

Supplemental Indenture (this “First Supplemental Indenture”), dated as of October 27, 2014, among Zebra Technologies Corporation, a Delaware corporation (the “Issuer”), ZIH Corp., Multispectral Solutions, Inc., Zebra Technologies Enterprise Corporation, Zebra Retail Solutions, LLC, Symbol Technologies, Inc., Symbol Technologies Latin America Inc., Symbol Technologies International, Inc., Symbol Technologies Africa, Inc., Mobile Integrated Technologies, Inc., Zebra Technologies International, LLC, Zebra Enterprise Solutions Corp. and Laser Band, LLC (each, a “Guaranteeing Subsidiary”) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 15, 2014, providing for the issuance of the Issuer’s 7.25% Senior Notes due 2022 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to Guarantee. Each of the Guaranteeing Subsidiaries hereby (a) jointly and severally agrees, along with all the other Guaranteeing Subsidiaries, to provide an unconditional Guarantee of the Notes on the terms set forth in the Indenture including but not limited to Article 10 thereof and (b) becomes a party to the Indenture as a Guarantor and, as such, will have the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

(3) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of each of the Guaranteeing Subsidiaries shall have any liability for any obligations of the Issuer or the Guarantors (including the Guaranteeing Subsidiaries) under the Notes, any Guarantees, the Indenture or this First Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

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(4) GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(5) Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture and signature pages for all purposes.

(6) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(7) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

ZEBRA TECHNOLOGIES CORPORATION

By:	/s/ Michael C. Smiley

Name:	Michael C. Smiley
Title:	Chief Financial Officer

ZIH CORP., as Guarantor

By:	/s/ Michael C. Smiley

Name:	Michael C. Smiley
Title:	Vice President and Treasurer

MULTISPECTRAL SOLUTIONS, INC., as Guarantor

By:	/s/ Todd R. Naughton

Name:	Todd R. Naughton
Title:	Vice President and Treasurer

ZEBRA TECHNOLOGIES ENTERPRISE CORPORATION, as Guarantor

By:	/s/ Todd R. Naughton

Name:	Todd R. Naughton
Title:	Treasurer

ZEBRA RETAIL SOLUTIONS, LLC, as Guarantor

By:	/s/ Todd R. Naughton

Name:	Todd R. Naughton
Title:	Vice President and Treasurer

[Signature Page to First Supplemental Indenture]

SYMBOL TECHNOLOGIES, INC., as Guarantor

By:	/s/ Todd R. Naughton

Name:	Todd R. Naughton
Title:	Vice President and Treasurer

SYMBOL TECHNOLOGIES LATIN AMERICA INC., as Guarantor

By:	/s/ Todd R. Naughton

Name:	Todd R. Naughton
Title:	Vice President and Treasurer

SYMBOL TECHNOLOGIES INTERNATIONAL, INC., as Guarantor

By:	/s/ Todd R. Naughton

Name:	Todd R. Naughton
Title:	Vice President and Treasurer

SYMBOL TECHNOLOGIES AFRICA, INC., as Guarantor

By:	/s/ Todd R. Naughton

Name:	Todd R. Naughton
Title:	Vice President and Treasurer

[Signature Page to Supplemental Indenture]

MOBILE INTEGRATED TECHNOLOGIES, INC., as Guarantor

By:	/s/ Todd R. Naughton
Name:	Todd R. Naughton
Title:	Vice President and Treasurer

ZEBRA TECHNOLOGIES INTERNATIONAL, LLC, as Guarantor

By:	/s/ Todd R. Naughton
Name:	Todd R. Naughton
Title:	Vice President and Treasurer

ZEBRA ENTERPRISE SOLUTIONS CORP., as Guarantor

By:	/s/ Todd R. Naughton
Name:	Todd R. Naughton
Title:	Vice President and Treasurer

LASER BAND, LLC, as Guarantor

By:	/s/ Todd R. Naughton
Name:	Todd R. Naughton
Title:	Vice President and Treasurer

[Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Wally Jones
	Name:	Wally Jones
	Title:	Vice President

[Signature Page to Supplemental Indenture]